UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2011

Bizzingo, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2011, we appointed Kim Cranston, to our board of directors.

Mr. Cranston  is  C.E.O. and Chair of the Board of Transparent Democracy, Chair of the Board of the Global Security Institute, and a member of the Boards of The Climate Response Fund and of the Los Altos Community Foundation. Mr. Cranston graduated from the University of California Santa Cruz with a B.A. in Environmental Studies and from Hastings College of the Law

Mr. Cranston previously held positions as director of Corporate Social Responsibility and the Transparent Commerce Initiative for One Cosmos Network, a new media company; as President of the Social Venture Network, a network of socially conscious business and social entrepreneurs and investors; as a consultant to the State of the World Forum; as Chief of Staff to California Lieutenant Governor Leo T. McCarthy; as Vice President of Business Affairs for Platypus Productions, Inc., a cable television production company; and as a lawyer with Gibson, Dunn & Crutcher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: June 16, 2011	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer